Exhibit 10.7.2
Execution Copy

OPTION DEED
among
REDGATE MEDIA (HK) LIMITED,
JIN YUE,
CHEN FUJUN
and

Dated as of November 15, 2005

THIS OPTION DEED (this “Deed”) is made on the 15 day of November, 2005
AMONG:
(1)	REDGATE MEDIA (HK) LIMITED, a limited liability company organized and existing under the laws of Hong Kong, the registered office of which is Room 2703, 27/F., the Centrium, 60 Wyndham Street, Central, Hong Kong (“Party A”);

(2)	JIN YUE, a citizen of the People’s Republic of China (“China” or the “PRC”) whose PRC identity card number is 110102196705030412, and whose residential address is 3-1-1104, 15A Wanshou Road, Haidian District, 100036, Beijing, PRC (“Party B”);

(3)	CHEN FUJUN, a citizen of the PRC whose PRC identity number is 110102192712050448, and whose residential address is -1-1104, 15A Wanshou Road, Haidian District, 100036, Beijing, PRC (“Party C”); and

(4)	, a limited liability company organized and existing under the laws of the PRC, the legal address of which is B 1807, Jianwai SOHO, 39 East 3rd-Ring Road, Chaoyang District, 100022, Beijing, the PRC (the “Company”).
Each of Party A, Party B, Party C and the Company is referred to hereinafter as a “Party” and collectively as the “Parties.” Each of Party B and Party C is also referred to hereinafter as a “Grantor” and collectively as the “Grantors.”
WHEREAS:
(A)	Party B holds 60% of the total equity interest in the Company and Party C holds the remaining 40% equity interest in the Company.

(B)	Simultaneously with the execution of this Deed, (1) Party A and each of the Grantors will execute a loan contract with regard to a loan in an aggregate principal amount of RMB10,200,000 extended by Party A to Party B and a loan in an aggregate principal amount of RMB6,800,000 extended by Party A to Party C (the “Loan Contract”), and (2) each of the Grantors and a wholly owned subsidiary of Party A will execute an equity interest pledge contract with regard to the grant of security for the respective obligations of the Grantors under this Deed and the Loan Contract (the “Equity Interest Pledge Contract”).
NOW THEREFORE, in consideration of the mutual promises set forth herein, the Parties hereby agree as follows:
SECTION 1
INTERPRETATION
1.1	Definitions. In this Deed, unless otherwise defined or where the context otherwise requires, the following terms shall have the following meanings:

“Affiliate” of a person (the “Subject Person”) means any other person directly or indirectly controlling, controlled by or under common Control with the Subject Person.

“Business” means the business in which the Company is currently engaging or plans to engage as permitted by the Company Articles.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in Hong Kong or the PRC are required or authorized by law or executive order to be closed or on which a tropical cyclone warning no. 8 or above or a “black” rainstorm warning signal is hoisted in Hong Kong at any time between 9:00 a.m. and 5:00 p.m. Hong Kong time.

“Closing Date” means the date of the transfer of or subscription for the Equity Interest or JV Equity Interest or the establishment of the Joint Venture, as the case may be, in connection with the exercise of the Options by Party A pursuant to this Deed.

“Company Articles” means the articles of association of the Company dated on or about the date hereof.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise, and includes (i) ownership directly or indirectly of more than 50% of the shares in issue or other equity interests of such person, (ii) possession directly or indirectly of 50% or more of the voting power of such person or (iii) the power directly or indirectly to appoint a majority of the members of the board of directors or similar governing body of such person, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Encumbrance” means (i) any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, deed of trust, title retention, security interest or other encumbrance of any kind, including any right granted by a transaction which, in legal terms, is not the granting of security but which has an economic or financial effect similar the granting of security under applicable law, (ii) any lease, sub-lease, occupancy agreement, easement or covenant granting a right of use or occupancy to any person, (iii) any proxy, power of attorney, voting trust agreement, interest, option, right of first offer, negotiation or refusal or transfer restriction in favor of any person and (iv) any adverse claim as to title, possession or use.

“Equity Interest” means an equity interest in the Company.

“Interest Purchaser” means such entity or entities designated by Party A pursuant to the provisions of this Deed to hold Equity Interest and/or JV Equity Interest (as defined in Section 2.5 below) as of the relevant time, which may be Party A, another foreign company, a foreign-invested PRC company, a purely domestic PRC company and/or a PRC citizen.

“Notice Date” means the date on which the relevant Call Option Exercise Notice, Increased Capital Exercise Notice, Joint Venture Exercise Notice, JV Call Option Exercise Notice or JV Increased Capital Exercise Notice, as the case may be, is issued to the recipients stipulated in Section 2.

“Option Period” means the period commencing from the date of this Deed and terminating on the date on which this Deed terminates.

“Options” means, collectively, the Call Options, the Increased Capital Call Option, the Joint Venture Call Option, the JV Call Option and the JV Increased Capital Call Option.

“RMB” means Renminbi yuan, the lawful currency of the PRC.
1.2	Terms Defined Elsewhere in this Deed. The following terms are defined in this Deed as follows:

Defined Term	Section Reference

“Call Option Exercise Notice”	Section 2.1
“Call Options”	Section 2.1
“Centre”	Section 8.3
“Change”	Section 11.1
“China” or the “PRC”	Preamble
“Company”	Preamble
“Company’s JV Interest”	Section 2.4
“Contract”	Preamble
“Deed”	Preamble
“Equity Interest Pledge Contract”	Recital (B)
“Grantor” or the “Grantors”	Preamble
“Increased Capital Call Option”	Section 2.2
“Increased Capital Exercise Notice”	Section 2.2
“Joint Venture”	Section 2.3
“Joint Venture Call Option”	Section 2.3
“Joint Venture Exercise Notice”	Section 2.3
“JV Call Option”	Section 2.4
“JV Call Option Exercise Notice”	Section 2.4
“JV Equity Interest”	Section 2.5
“JV Increased Capital Call Option”	Section 2.5
“JV Increased Capital Exercise Notice”	Section 2.5
“Loan Contract”	Recital (B)
“New Provision”	Section 11.1
“Party” or the “Parties”	Preamble
“Party A”	Preamble
“Party B”	Preamble
“Party B Call Option”	Section 2.1
“Party B’s Interest”	Section 2.1
“Party C”	Preamble
“Party C Call Option”	Section 2.1
“Party C’s Interest”	Section 2.1
1.3	Interpretation. In this Deed, unless the context otherwise requires:
(a)	Directly or Indirectly. The phrase “directly or indirectly” means directly, or indirectly through one or more intermediate persons or through contractual or other legal arrangements, and “direct or indirect” has the correlative meaning.

(b)	Gender and Number. Unless the context otherwise requires, all words (whether gender-specific or gender neutral) shall be deemed to include each of the masculine, feminine and neuter genders, and words importing the singular include the plural and vice versa.

(c)	Headings. Headings are included for convenience only and shall not affect the construction of any provision of this Deed.

(d)	Include not Limiting. “Include,” “including,” “are inclusive of” and similar expressions are not expressions of limitation and shall be construed as if followed by the words “without limitation.”

(e)	Law. References to “law” shall include all applicable laws, regulations, rules and orders of any governmental authority, securities exchange or other self-regulating body, including any common or customary law, constitution, code, ordinance, statute or other legislative measure and any regulation, rule, treaty, order, decree or judgment; and “lawful” shall be construed accordingly.

(f)	Persons. The term “person” includes any individual, firm, corporation, partnership, company, trust, association, joint venture, government (or agency or political subdivision thereof) or other entity of any kind, whether or not having separate legal personality. A reference to any person shall, where the context permits, include such person’s executors, administrators, legal representatives and permitted successors and assignors.

(g)	References to Documents. A reference to any Section is, unless otherwise specified, to such Section of this Deed. The words “hereof,” “hereunder” and “hereto,” and words of like import, refer to this Deed as a whole and not to any particular Section hereof. A reference to any document (including this Deed) is to that document as amended, consolidated, supplemented, novated or replaced from time to time.

(h)	Statutory References. A reference to a statute or statutory provision includes, to the extent applicable at any relevant time:
(i)	that statute or statutory provision as from time to time consolidated, modified, re-enacted or replaced by any other statute or statutory provision;

(ii)	any repealed statute or statutory provision which it re-enacts (with or without modification); and

(iii)	any subordinate legislation or regulation made under the relevant statute or statutory provision.
(i)	Time. If a period of time is specified and dates from a given day or the day of a given act or event, such period shall be calculated exclusive of that day. If the day on or by which something must be done is not a Business Day, that thing must be done on or by the Business Day immediately following such day.

(j)	Writing. References to writing include any mode of reproducing words in a legible and non-transitory form.

(k)	Legal Terms. References to any legal term for any action, remedy, judicial method or proceeding, legal document, legal status, court, governmental official or agency, or any other legal concept, process or authority shall, in respect of any jurisdiction other than Hong Kong, be deemed to include what most nearly approximates in such jurisdiction the meaning of such term in Hong Kong.

(l)	No Strict Construction. The Parties have participated jointly in the negotiation and drafting of this Deed. In the event an ambiguity or question of intent or interpretation arises under any provision of this Deed, this Deed shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provision of this Deed.
SECTION 2
GRANT OF OPTIONS
2.1	Call Option. Upon the terms and subject to the conditions set forth herein, each of Party B and Party C hereby grants to Party A an irrevocable and exclusive option (the “Party B Call Option” and the “Party C Call Option,” respectively, and collectively, the “Call Options”) to purchase or to designate one or more Interest Purchasers to purchase in the aggregate all the Equity Interest held by Party B (“Party B’s Interest”) from Party B and in aggregate all the Equity Interest held by Party C (“Party C’s Interest”) from Party C upon the issuance of a written notice from Party A to Party B and Party C jointly (the “Call Option Exercise Notice”) in accordance with Section 3.1. The Call Options shall be exercised in multiple tranches in respect of all or any fraction of Party B’s Interest and Party C’s Interest and shall remain in effect until all the Equity Interest have been transferred to one or more Interest Purchasers. The Call Options shall be exercisable at any time the law permits the designated Interest Purchaser to hold the Equity Interest to be transferred to it pursuant to the exercise of the Call Options. The total exercise price to be paid by the Interest Purchaser to Party B and/or Party C (as the case may be) pursuant to each exercise of the Party B Call Option and/or Party C Call Option (as the case may be) shall be the price determined pursuant to Section 3.6(a) below.

2.2	Increased Capital Call Option. Upon the terms and subject to the conditions set forth herein, the Company hereby grants to Party A an irrevocable and exclusive option (the “Increased Capital Call Option”) to subscribe for, or to designate another Interest Purchaser to subscribe for, such newly issued registered capital that constitutes the percentage of the total registered capital of the Company subsequent to the increase in the registered capital such that the aggregate percentage of the equity interest of the Company held by Party A and the other Interest Purchasers, if any, is not more than the aggregate percentage equity interest legally permitted to be held by them upon issuance by Party A of a notice to the Grantors and the Company jointly (the “Increased Capital Exercise Notice”). The Increased Capital Call Option may be exercised in multiple tranches, each tranche in accordance with the terms set forth in Section 3.2, and it shall remain in effect until the termination of the Option Period.

The Increased Capital Call Option shall be exercisable at any time the law permits the designated Interest Purchaser to hold the Equity Interest for which it will subscribe pursuant to the exercise of the Increased Capital Call Option by Party A. The total exercise price to be injected into the registered capital of the Company by Party A and/or such other Interest Purchaser pursuant to each exercise of the Increased Capital Call Option shall be equal to the minimum amount that Party A and/or such other Interest Purchaser is required by PRC laws and regulations to inject into the registered capital of the Company, in consideration for the Equity Interest for which it is subscribing.

2.3	Joint Venture Call Option. Upon the terms and subject to the conditions set forth herein, Party A shall have the right to require the Company to, and Party B and Party C shall procure that Company shall, jointly establish a Chinese-foreign joint venture that has all required approvals to engage in the business then engaged by the Company (the “Joint Venture”) with Party A and/or another Interest Purchaser designated by Party A to operate the Business and the Company shall contribute all its assets, both tangible and intangible to the Joint Venture and shall assign all of the agreements to which it is a party to the Joint Venture (the “Joint Venture Call Option”) upon issuance by Party A of a notice to the Grantors and the Company jointly (the “Joint Venture Exercise Notice”). The Joint Venture Call Option may be exercised once in accordance the terms set forth in Section 3.3, and it shall remain in effect until termination of the Option Period. The aggregate percentage equity interest to be held by Party A and/or the other Interest Purchaser shall not be more than the aggregate percentage equity interest that are legally permitted to be held by Party A and such other Interest Purchaser, if any. The Joint Venture Call Option shall be exercised at any time the law permits the designated Interest Purchaser to be an investor in the Joint Venture. The total exercise price to be injected into the registered capital of the Joint Venture by the Interest Purchaser pursuant to the exercise of the Joint Venture Call Option shall be equal to the minimum amount that the Interest Purchaser is required by PRC laws and regulations to inject into the registered capital of the Joint Venture.

2.4	JV Call Option. Upon the terms and subject to the conditions set forth herein, upon the establishment of the Joint Venture, the Company shall, and Party B and Party C shall procure that the Company shall, grant to Party A an irrevocable and exclusive option (the “JV Call Option”) to purchase or to designate one or more Interest Purchasers to purchase in the aggregate all the equity interest of the Joint Venture held by the Company (the “Company’s JV Interest”) from the Company upon the issuance of a written notice from Party A to the Company and the Joint Venture jointly (the “JV Call Option Exercise Notice”) in accordance with Section 3.4. The JV Call Option shall be exercised in multiple tranches in respect of all or any fraction of the Company’s JV Interest and shall remain in effect until all the Company’s JV Interest has been transferred to one or more Interest Purchasers. The JV Call Option shall be exercisable at any time the law permits the designated Interest Purchaser to hold the Company’s JV Interest to be transferred to it pursuant to the exercise of the JV Call Option. The total exercise price to be paid by the Interest Purchaser to the Company pursuant to each exercise of the JV Call Option shall be the price determined pursuant to Section 3.6(d) below.

2.5	JV Increased Capital Call Option. Upon the terms and subject to the conditions set forth herein, upon the establishment of the Joint Venture, Party B, Party C and the Company shall procure that the Joint Venture shall grant to Party A an irrevocable and exclusive option (the “JV Increased Capital Call Option”) to subscribe for, or to designate another Interest Purchaser to subscribe for, such newly issued registered capital that constitutes the percentage of the total registered capital of the Joint Venture subsequent to the increase in the registered capital such that the aggregate percentage equity interest of the Joint Venture held by Party A and the other Interest Purchasers, if any, is not more than the aggregate percentage equity interest legally permitted to be held by them upon issuance by Party A of a notice to the Company and the Joint Venture jointly (the “JV Increased Capital Exercise Notice”). The JV Increased Capital Call Option may be exercised in multiple tranches, each tranche in accordance with the terms set forth in Section 3.5, and it shall remain in effect until the termination of the Option Period. The JV Increased Capital Call Option shall be exercisable at any time the law permits the designated Interest Purchaser to hold the equity interest of the Joint Venture (the “JV Equity Interest”) for which it will subscribe pursuant to the exercise of the JV Increased Capital Call Option by Party A. The total exercise price to be injected into the registered capital of the Joint Venture by the Interest Purchaser pursuant to each exercise of the JV Increased Capital Call Option shall be equal to the minimum amount that the Interest Purchaser is required by PRC laws and regulations to inject into the registered capital of the Joint Venture, in consideration for the JV Equity Interest for which it is subscribing.

2.6	Exercise of Option. The determination of when and whether to exercise an Option shall be at the sole discretion of Party A, subject to being in compliance with PRC laws.

2.7	Exclusivity. Each of Party B, Party C and the Company agrees that it shall not, and agrees that it shall procure the Joint Venture shall not, grant to any person any option with respect to, or any other interest in, any Equity Interest and/or any JV Equity Interest other than the Options granted to Party A pursuant to this Deed and the pledge granted to the wholly owned subsidiary of Party A pursuant to the Equity Interest Pledge Contract.
SECTION 3
PROCEDURES UPON EXERCISE OF THE OPTIONS
3.1	Call Options. In the event of an exercise of a Call Option:
(a)	the Company shall promptly hold, and Party B and Party C shall cause the Company promptly to hold, a shareholders’ meeting at which a resolution shall be passed to the effect that transfer of Party B’s Interest and/or Party C’s Interest (as the case may be) to the Interest Purchaser by Party B and/or Party C (as the case may be) is approved;

(b)	within 10 Business Days after the Notice Date, Party B, Party C and the Interest Purchaser(s) shall execute an equity interest transfer contract, based on the terms and conditions of this Deed and the information stipulated in the relevant Call Option Exercise Notice, with respect to the transfer by Party B and/or Party C of such Party B’s Interest and/or Party C’s Interest set forth in the Call Option Exercise Notice to the Interest Purchaser(s);

(c)	if the Interest Purchaser is neither a PRC citizen nor a company incorporated in the PRC and the Company is not already converted into a Chinese-foreign joint venture, the Parties shall cause (1) the Company to be converted into a Chinese-foreign joint venture or a wholly foreign-owned enterprise (as the case may be), (2) the Interest Purchaser(s) and Party B and/or Party C (as the case may be) to execute a joint venture contract if the Company is converted into a Chinese-foreign joint venture, and (3) the Company Articles to be amended, to reflect the exercise of the Call Option;

(d)	if the Interest Purchaser is a PRC citizen or a company incorporated in the PRC, the Company shall, and Party B and Party C shall procure that the Company shall, amend the Company Articles and, if any, the joint venture contract of the Company and update the register of shareholders of the Company, to reflect the transfer of Party B’s Interest and/or Party C’s Interest (as the case may be); and

(e)	the Parties shall execute all other necessary contracts, agreements or documents, obtain all necessary governmental approvals and consents and perform all other necessary acts to effect the transfer of the legal and beneficial interests in Party B’s Interest and/or Party C’s Interest (as the case may be) to the Interest Purchaser and to enable the Interest Purchaser to become the registered holder thereof free from all Encumbrances.
3.2	Increased Capital Call Option. In the event of an exercise of the Increased Capital Call Option:
(a)	the Company shall promptly hold, and Party B and Party C shall cause the Company promptly to hold, a shareholders’ meeting at which a resolution shall be passed to the effect that the increase in the registered capital of the Company is approved;

(b)	within 10 Business Days after the Notice Date, the Company and the Interest Purchaser shall, and Party B and Party C shall respectively cause the Company to, execute a registered capital subscription contract, based on the terms and conditions of this Deed and the Increased Capital Exercise Notice, with respect to the subscription for, and purchase of, the relevant Equity Interest set forth in the Increased Capital Exercise Notice by the Interest Purchaser.

(c)	if the Interest Purchaser is neither a PRC citizen nor a company incorporated in the PRC and the Company is not already converted into a Chinese-foreign joint venture, the Parties shall cause (1) the Company to be converted into a Chinese-foreign joint venture or a wholly foreign-owned enterprise (as the case may be), (2) the Interest Purchaser and Party B and/or Party C (as the case may be) to execute a joint venture contract if the Company is converted into a Chinese-foreign joint venture, and (3) the Company Articles to be amended, to reflect the exercise of the Increased Capital Call Option;

(d)	if the Interest Purchaser is a PRC citizen or a company incorporated in the PRC, the Company shall, and Party B and Party C shall procure that the Company shall, amend the Company Articles and, if any, the joint venture contract of the Company and update the register of shareholders of the Company, to reflect the change of the particulars of the Company; and

(e)	the Parties shall execute all other necessary contracts, agreements or documents, obtain all necessary governmental approvals and consents and perform all other necessary acts to effect the increase of the registered capital of the Company to the extent necessary to permit the Interest Purchaser to subscribe for the relevant Equity Interest and to enable the Interest Purchaser to become the registered holder thereof free from all Encumbrances.
3.3	Joint Venture Call Option. In the event of the exercise of the Joint Venture Call Option:
(a)	the Company shall promptly hold, and Party B and Party C shall cause the Company promptly to hold, a board meeting and/or a shareholders’ meeting, as may be required by PRC laws and regulations, at which a resolution shall be passed to the effect that the Company shall be authorized to establish the Joint Venture with the Interest Purchaser;

(b)	within 10 Business Days after the Notice Date, the Company and the Interest Purchaser shall, and Party B and Party C shall respectively cause the Company to, execute a joint venture contract, articles of association and all other necessary documents, based on the terms and conditions of this Deed and Joint Venture Exercise Notice, in connection with the establishment of the Joint Venture;

(c)	the Company shall transfer all of its assets (tangible or intangible) to the Joint Venture as its in-kind contribution to the registered capital of the Joint Venture and shall assign all agreements to which it is a party to the Joint Venture; and

(d)	the Parties shall execute all other necessary contracts, agreements or documents, obtain all necessary governmental approvals and consents and perform all other necessary acts to establish the Joint Venture and to enable the Joint Venture to operate the Business.
3.4	JV Call Option. In the event of an exercise of the JV Call Option:
(a)	the Joint Venture shall promptly hold, and the Parties shall cause the Joint Venture promptly to hold, a board meeting at which a resolution shall be passed to the effect that transfer of the Company’s JV Interest to the Interest Purchaser by the Company is approved;

(b)	within 10 Business Days after the Notice Date, the Company and the Interest Purchaser(s) shall execute an equity interest transfer contract, based on the terms and conditions of this Deed and the information stipulated in the relevant JV Call Option Exercise Notice, with respect to the transfer by the

Company of such Company’s JV Interest set forth in the JV Call Option Exercise Notice to the Interest Purchaser(s);

(c)	the Joint Venture shall, and the Parties shall procure that the Joint Venture shall, amend the joint venture contract and articles of association of the Joint Venture and update the register of shareholders of the Joint Venture, to reflect the transfer of the Company’s JV Interest; and

(d)	the Parties shall execute all other necessary contracts, agreements or documents, obtain all necessary governmental approvals and consents and perform all other necessary acts to effect that transfer of the legal and beneficial interests in the Company’s JV Interest that is being purchased to the Interest Purchaser and to enable the Interest Purchaser to become the registered holder thereof free from all Encumbrances.
3.5	JV Increased Capital Call Option. In the event of an exercise of the JV Increased Capital Call Option:
(a)	the Joint Venture shall promptly hold, and the Parties shall cause the Joint Venture promptly to hold, a board meeting at which a resolution shall be passed to the effect that the increase in the registered capital of the Joint Venture is approved;

(b)	within 10 Business Days after the Notice Date, the Joint Venture and the Interest Purchaser shall, and the Parties shall respectively cause the Joint Venture to, execute a registered capital subscription contract, based on the terms and conditions of this Deed and the JV Increased Capital Exercise Notice, with respect to the subscription for, and purchase of, the relevant JV Equity Interest set forth in the JV Increased Capital Exercise Notice by the Interest Purchaser;

(c)	the Joint Venture shall, and Parties shall procure that the Joint Venture shall, amend the joint venture contract and articles of association of the Joint Venture and update the register of shareholders of the Joint Venture, to reflect the change of the particulars of the Joint Venture; and

(d)	the Parties shall execute all other necessary contracts, agreements or documents, obtain all necessary governmental approvals and consents and perform all other necessary acts to effect the increase of the registered capital of the Joint Venture to the extent necessary to permit the Interest Purchaser to subscribe for the relevant JV Equity Interest and to enable the Interest Purchaser to become the registered holder thereof free from all Encumbrances.
3.6	Payment.
(a)	Call Options. Upon the exercise of the Call Options and the receipt by the Interest Purchaser(s) of copies of all approvals, registrations and filings set forth in Section 3.1 in relation to the transfer of the relevant Equity Interest, the Interest Purchaser(s) shall pay to Party B and/or Party C (as the case may

be) a purchase price of RMB1.00 or such higher amount as required by PRC laws.

(b)	Increased Capital Call Option. Upon the exercise of the Increased Capital Call Option and the receipt by the Interest Purchaser of copies of all approvals, registrations and filing set forth in Section 3.2 in relation to the increase of the registered capital of the Company and the subscription for the Equity Interest by the Interest Purchaser, the Interest Purchaser shall pay to the Company the amount set forth in Section 2.2 by means of deposit into the Company’s registered capital account.

(c)	Joint Venture Call Option. Upon the exercise of the Joint Venture Call Option and the receipt by the Interest Purchaser of copies of all approvals, registrations and filings set forth in Section 3.3 in relation to the establishment of the Joint Venture and the operation of the Business by the Joint Venture, the Interest Purchaser shall pay to the Joint Venture the amount set forth in Section 2.3 by means of deposit into the Joint Venture’s registered capital account.

(d)	JV Call Option. Upon the exercise of the JV Call Option and the receipt by the Interest Purchaser of copies of all approvals, registrations and filings set forth in Section 3.4 in relation to the transfer of relevant JV Equity Interest, the Interest Purchaser shall pay to the Company a purchase price of RMB1.00 or such higher amount as required by PRC laws.

(e)	JV Increased Capital Call Option. Upon the exercise of the JV Increased Capital Call Option and the receipt by the Interest Purchaser of copies of all approvals, registrations and filing set forth in Section 3.5 in relation to the increase of the registered capital of the Joint Venture and the subscription for the JV Equity Interest, the Interest Purchaser shall pay to the Joint Venture the amount set forth in Section 2.5 by means of deposit into the Joint Venture’s registered capital account.
3.7	Assistance. Party B and Party C shall use their respective best efforts to assist the Company and the Joint Venture, and the Company shall use its best efforts to assist the Joint Venture, to obtain and maintain all necessary approvals and licenses in accordance with this Section 3.
SECTION 4
WAIVER OF PREEMPTIVE RIGHTS
4.1	Transfer of Equity Interest. Party B and Party C hereby waive any and all preemptive rights that they may have with respect to each transfer of, or subscription for, any of the Equity Interest pursuant to this Deed.

4.2	Transfer of JV Equity Interest. The Company hereby waives any and all preemptive rights that it may have with respect to each transfer of, or subscription for, any of the JV Equity Interest pursuant to this Deed.

SECTION 5
COVENANTS AND OBLIGATIONS
5.1	Covenants with respect to the Company. During the term of this Deed (including any extension hereof), the Company shall, and the Grantors shall use all their respective rights as shareholders of the Company and cause any director of the Company nominated by them to use all his/her rights as director to procure that the Company shall, do or not do, as the case may be, the following; provided that all actions undertaken by personnel seconded to the Company by Party A or its Affiliates shall be deemed to have been undertaken with the prior consent of Party A:
(a)	not supplement, vary or amend its articles of association, increase or reduce its registered capital in any manner or change the structure of its registered capital in any manner without Party A’s prior written consent;

(b)	maintain its existence and operate its business and affairs with due diligence and efficiency and in accordance with sound financial and commercial standards and practices;

(c)	not sell, assign, mortgage or otherwise dispose of, or create any other Encumbrance over, the legal or beneficial interest in any of the Company’s assets, business or revenue without Party A’s prior written consent;

(d)	not, without Party A’s prior written consent, incur, assume, guarantee or permit to exist any indebtedness except indebtedness arising in the ordinary course of its business and not by way of borrowing;

(e)	at all times, conduct all business in the ordinary course of business so as to maintain the value of the assets of the Company and not do or omit to do any acts which will affect the Company’s operation and value of its assets;

(f)	not enter into any material contracts without Party A’s prior written consent, except in the ordinary course of business (for the purposes of this paragraph, a contract is deemed to be material if it carries a value exceeding an amount of RMB10,000 or has a term of more than one year);

(g)	not make any loan or grant any credit to any person without Party A’s prior written consent;

(h)	furnish to Party A all information pertaining to the operating and financial condition of the Company as Party A may request;

(i)	maintain insurance at all times with insurance companies acceptable to Party A in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning similar properties or assets as the Company;

(j)	not merge or consolidate with, or acquire or make any investment in any person without Party A’s prior written consent;

(k)	notify Party A immediately of the occurrence or potential occurrence of any litigation, arbitration or administrative proceedings with respect to the Company’s assets, business and revenue;

(l)	execute all documents, perform all acts and prosecute or defend all claims as may be necessary or advisable to maintain the Company’s title to all of its assets;

(m)	not distribute any dividends to the Grantors in any manner without Party A’s prior written consent but, upon Party A’s request, immediately distribute all of its distributable profits attributable to the Grantors;

(n)	appoint one or several persons designated by Party A, and not appoint any persons other than those designated by Party A, to act as directors of the Company;

(o)	not approve the sale, assignment, pledge, or otherwise disposal of, or creation of any other Encumbrance over, the legal or beneficial interest in any part of the Equity Interest owned by the Grantors without the prior written consent of Party A, except for the approval of the pledge of Equity Interest owned by the Grantors pursuant to the terms of the Equity Interest Pledge Contract;

(p)	provide the chop to the Company’s bank account to Party A (or its nominee) for its safe-keeping;

(q)	not establish or acquire or hold an equity interest in any person other than the establishment of the Joint Venture pursuant to this Deed, without the consent of Party A; and

(r)	waive its right of first refusal to acquire any of the JV Equity Interest upon each exercise of the JV Call Option and JV Increased Capital Call Option by Party A.
5.2	Covenants with respect to the Joint Venture. During the term of this Deed (including any extension hereof) and after the establishment of the Joint Venture, the Company shall use all of its rights as a shareholder of the Joint Venture and cause any director of the Joint Venture nominated by it to use all his/her rights as director to procure that the Joint Venture shall:
(a)	not supplement, vary or amend its articles of association, increase or reduce its registered capital in any manner or change the structure of its registered capital in any manner without Party A’s prior written consent;

(b)	maintain its existence and operate its business and affairs with due diligence and efficiency and in accordance with sound financial and commercial standards and practices;

(c)	not sell, assign, mortgage or otherwise dispose of, or create any other Encumbrance over, the legal or beneficial interest in any of the Joint Venture’s assets, business or revenue without Party A’s prior written consent;

(d)	not, without Party A’s prior written consent, incur, assume, guarantee or permit to exist any indebtedness except indebtedness arising in the ordinary course of its business and not by way of borrowing;

(e)	at all times, conduct all business in the ordinary course of business so as to maintain the value of the assets of the Joint Venture and not do or omit to do any acts which will affect the Joint Venture’s operation and value of its assets;

(f)	not enter into any material contracts without Party A’s prior written consent, except in the ordinary course of business (for the purposes of this paragraph, a contract is deemed to be material if it carries a value exceeding an amount of RMB10,000 or has a term of more than one year);

(g)	not make any loan or grant any credit to any person without Party A’s prior written consent;

(h)	furnish to Party A all information pertaining to the operating and financial condition of the Joint Venture as Party A may request;

(i)	maintain insurance at all times with insurance companies acceptable to Party A in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning similar properties or assets as the Joint Venture;

(j)	not merge or consolidate with, or acquire or make any investment in any person without Party A’s prior written consent;

(k)	notify Party A immediately of the occurrence or potential occurrence of any litigation, arbitration or administrative proceedings with respect to the Joint Venture’s assets, business and revenue;

(l)	execute all documents, perform all acts and prosecute or defend all claims as may be necessary or advisable to maintain the Joint Venture’s title to all of its assets;

(m)	not distribute any dividends to the Company in any manner without Party A’s prior written consent but, upon Party A’s request, immediately distribute all of its distributable profits attributable to the Company;

(n)	appoint one or several persons designated by Party A, and not appoint any persons other than those designated by Party A, to act as directors of the Joint Venture;

(o)	not approve the sale, assignment, pledge, or otherwise disposal of, or creation of any other Encumbrance over, the legal or beneficial interest in any part of the Company’s JV Interest without the prior written consent of Party A;

(p)	provide the chop to the Joint Venture’s bank account to Party A (or its nominee) for its safe-keeping; and

(q)	not establish or acquire or hold an equity interest in any person, without the consent of Party A.
5.3	Covenants of the Grantors. Each of the Grantors covenants to Party A that he shall:
(a)	not sell, assign, mortgage, or otherwise dispose of, or create or permit to be created any other Encumbrance over, the legal or beneficial interest in any part of the Equity Interest owned by him without the prior written consent of Party A, except for the pledge of the Equity Interest owned by him pursuant to the terms of the Equity Interest Pledge Contract;

(b)	execute all documents, perform all acts and prosecute or defend all claims as may be necessary or advisable to maintain his title to the Equity Interest owned by him;

(c)	comply strictly with the provisions of this Deed, the Loan Contract and the Equity Interest Pledge Contract and perform the obligations hereunder and thereunder and not do or omit to do any acts to affect the validity and enforceability hereof and thereof; and

(d)	waive his right of first refusal to acquire any of the Equity Interest upon each exercise of the Call Options and Increased Capital Call Option by Party A.
5.4	Indemnification. Party A shall indemnify and hold harmless the Grantors from and against any loss, damage, liability, expense or cost arising out of any action undertaken by Party A, its Affiliates or any personnel seconded to the Company or the Joint Venture by Party A or its Affiliates with respect to the operations and/or assets of the Company.
SECTION 6
REPRESENTATIONS AND WARRANTIES
6.1	General Representations and Warranties. Each of the Grantors and the Company hereby represents and warrants to Party A on the date hereof and each Closing Date that:
(a)	it/he has the power to execute and deliver this Deed and to perform its/his obligations hereunder. Once executed, this Deed shall constitute its/his legal, valid and binding obligations enforceable against it/him in accordance with their respective terms; and

(b)	neither the execution and delivery of this Deed nor the performance of the obligations under this Deed will: (i) result in a violation of any applicable laws of the PRC; (ii) result in the breach of, or constitute a default under, any contract or instrument to which it/he is a party or by which it/he may be bound; (iii) result in any violation of any conditions imposed with respect to the grant and/or continued validity of any license or approval issued to it/him; or (iv) result in suspension or withdrawal of, or imposition of conditions with respect to, any license or approval issued to it/him.

6.2	Representations and Warranties of the Grantors. Each of the Grantors hereby further represents and warrants to Party A on the date hereof and each Closing Date that:
(a)	he has good and marketable title to the Equity Interest owned by him, free and clear of any Encumbrance; and

(b)	no litigation, arbitration or administrative proceeding is taking place or pending or may take place with respect to the Equity Interest owned by him.
6.3	Representations and Warranties of the Company. The Company hereby further represents and warrants to Party A on the date hereof and each Closing Date that:
(a)	the Company does not have any outstanding indebtedness except (i) indebtedness arising in the ordinary course of its business and not by way of borrowing and (ii) indebtedness which has been agreed by Party A in advance in writing;

(b)	no litigation, arbitration or administrative proceeding is taking place or pending or may take place with respect to any of the Company or its assets;

(c)	the registered capital of the Company is RMB1,000,000 and has been fully paid in and not repaid in any form;

(d)	the Grantors are the only lawful record and beneficial owners of the entire Equity Interest of the Company;

(e)	no order has been made and no resolution has been passed for the winding up of the Company or for a provisional liquidator to be appointed in respect of the Company and no petition has been presented and no meeting has been convened for the purpose of winding up the Company. No receiver has been appointed in respect of the Company or all or any of its assets. No distress, execution or other process has been levied on any of the assets of the Company, and the Company is neither insolvent nor unable to pay its debts as they fall due; and

(f)	the Company has not established, and does not own an equity interest in, any person.
SECTION 7
TERM AND TERMINATION
          This Deed shall become effective upon execution hereof by all Parties on the date first above written and shall remain in effect for the entire terms of operation of the Company or, if established, the Joint Venture (whichever is longer) as such terms may be extended in accordance with PRC laws. This Deed shall terminate upon the exercise in full by Party A of the Options.

SECTION 8
GOVERNING LAW AND DISPUTE RESOLUTION
8.1	Governing Law. The execution, validity, interpretation and performance of and resolution of disputes under this Deed shall be governed by the laws of the Hong Kong Special Administrative Region of the PRC.

8.2	Dispute Resolution. Any dispute, controversy or claim arising out of or relating to this Deed, or the performance, interpretation, breach, termination or validity hereof, shall be resolved first through friendly consultation. Such consultation shall begin immediately after one Party has delivered to the other Parties a written request for such consultation stating specifically the nature of the dispute, controversy or claim. If within 30 days following the date on which such notice is given the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of any Party with notice to the other Parties.

8.3	Arbitration. The arbitration shall be conducted in Singapore under the auspices of the Singapore International Arbitration Centre (the “Centre”). There shall be three arbitrators. The claimant(s) (jointly, if there is more than one claimant) and the respondent(s) (jointly, if there is more than one respondent) in the dispute shall each select one arbitrator within 30 days after giving or receiving the demand for arbitration, provided, that, if Party A is a party to the dispute, Party A shall appoint one arbitrator, and the Grantors / the Company shall appoint the other arbitrator. Such arbitrators shall be freely selected, and the Parties shall not be limited in their selection to any prescribed list. If the claimant(s) or the respondent(s) do not appoint an arbitrator within 30 days after giving or receiving the demand for arbitration, the relevant appointment shall be made by the Chairman of the Centre. The third arbitrator shall be selected by the Chairman of the Centre.

8.4	Conduct of Arbitration. The arbitration proceedings shall be conducted in Chinese and English. The arbitration tribunal shall apply the Rules of Conciliation and Arbitration of the International Chamber of Commerce in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this Section, the provisions of this Section shall prevail. Each Party shall cooperate with the other Parties in making full disclosure of and providing all information and documents requested by another Party in connection with such proceedings, subject only to any confidentiality obligations binding on such Party. The award of the arbitration tribunal shall be final and binding upon the disputing Parties, and a winning Party may, at the cost and expense of the losing Parties, apply to any court of competent jurisdiction for enforcement of such award.

8.5	Preservation of Property. In order to preserve its/his rights and remedies, any Party shall be entitled to seek preservation of property in accordance with law from any court of competent jurisdiction or from the arbitration tribunal pending the final decision or award of the arbitration tribunal. During the period when a dispute is being resolved, except for the matter being disputed, the Parties shall in all other respects continue their implementation of this Deed.

8.6	Service of Process. Each Party irrevocably consents to the service of process, notices or other papers in connection with or in any way arising from the arbitration or the enforcement of any judgment or arbitral award, by use of any of the methods and to the addresses set forth in Section 9 hereof for the giving of notices. Nothing contained herein shall affect the right of any Party to serve such processes, notices or other papers in any other manner permitted by applicable law.
SECTION 9
NOTICES
          Notices or other communications required to be given by any Party pursuant to this Deed shall be written in Chinese or English and delivered in person or sent in letter form or by facsimile to the address of the other Parties set forth below or to such other address as may from time to time be designated by the other Parties through notification to such Party. The dates on which notices shall be deemed to have been effectively given shall be determined as follows: (a) notices given by personal delivery shall be deemed effectively given on the date of delivery; (b) notices given in letter form shall be deemed effectively given on the tenth day after the date mailed (as indicated by the postmark) by registered airmail, postage prepaid, or the fourth day after delivery to an internationally recognized courier service; and (c) notices given by facsimile shall be deemed effectively given at the time of receipt as indicated on the transmission confirmation slip of the document in question.

If to Party A:	REDGATE MEDIA (HK) LIMITED
Room 2703, 27/F., The Centrium, 60 Wyndham
Street, Central, Hong Kong
Facsimile : (852) 8106-8655
Attention : Peter Brack

If to Party B:	Jin Yue
3-1-1104, 15A Wanshou Road, Haidian District
Beijing, PRC
Facsimile No. : (8610) 6823-8712

If to Party C:	Chen Fujun
3-1-1104, 15A Wanshou Road, Haidian District
Beijing, PRC
Facsimile No.: (8610) 6823-8712

If to the Company:
B 1807, Jianwai SOHO, 39 East 3rd0Ring Road,
Chaoyang, Beijing, China 100022
Facsimile No. : (8610) 5869-2980
Attention : Julia Zhu
SECTION 10
CONFIDENTIALITY AND RESTRICTIONS ON PUBLICITY
10.1	Confidentiality Obligation. Each Party undertakes to the other Parties that it shall not, and that it shall procure that its respective officers, employees, agents, consultants, professional advisors and Affiliates and the respective officers, employees and agents of each such Affiliate will not, during the Option Period or thereafter, for whatever reason, except in the proper performance of this Deed, use or divulge to any person, or publish or disclose or permit to be published or disclosed, any secret, confidential or proprietary information relating to the other Party or an Affiliate thereof, that the disclosing Party has received or obtained or may receive or obtain (whether or not, in the case of documents, they are marked as confidential) under or in connection with this Deed or the transactions contemplated hereby.

10.2	Exceptions. The restrictions and obligations of Section 10.1 shall not apply to:
(a)	the disclosure of information that the disclosing Party can reasonably demonstrate was in the public domain through no fault of its own and other than by reason of any breach by any person of a legally binding obligation of confidentiality with respect to the relevant information;

(b)	the disclosure of information where the disclosure is required by law, pursuant to a court order, by any securities exchange on which the securities of a Party or an Affiliate thereof are listed or by any governmental or other regulatory body;

(c)	the disclosure of information in confidence to any professional adviser to any of the Parties for the purpose of obtaining advice or assistance in connection with its obligations or rights, or the obligations or rights of any other Party hereunder, if the recipient has entered into, or is otherwise subject to, obligations of confidentiality substantially similar to those contained in this Section 10; or

(d)	the disclosure of information by Party A to any person that is a potential provider of financing or purchaser or subscriber for any or all of the shares or assets or undertaking of Party A or an Affiliate thereof or for other similar business purposes, if the recipient has entered into obligations of confidentiality substantially similar to those contained in this Section 10.
10.3	Information. For the purpose of this Section 10, “information” includes the following:
(a)	information concerning the affairs or property of any other Party or an Affiliate thereof or any business, property or transaction in which any other Party or an Affiliate thereof may be or may have been concerned or interested;

(b)	information as to the terms of this Deed; or

(c)	information relating to the business methods of any other Party or an Affiliate thereof.
10.4	Publicity. No Party shall make, and each Party shall procure that its respective officers, employees, agents and Affiliates and the respective officers, employees or agents of each such Affiliate will not make, any public announcement or comment regarding this Deed or the transactions contemplated hereby without first consulting with and obtaining the written consent of each other Party, except to the extent that such announcement or comment is required by law, pursuant to a court order, by any securities exchange on which securities of such Party or an Affiliate thereof are listed or by any governmental or regulatory body.

SECTION 11
MISCELLANEOUS
11.1	Obligations of the Joint Venture. The Parties agree that upon the establishment of the Joint Venture pursuant to this Deed, they shall use their best efforts to cause the Joint Venture to become a party to this Deed. All references to the obligations of the Joint Venture are subject to the Joint Venture being a party to this Deed.

11.2	Change of Law. If, after the date this Deed is signed, any central or local government organ of the PRC makes any change in any provision of any PRC national or local law, regulation, decree or provision, including amendment, supplement or repeal of an existing law, regulation, decree or provision, or introduces a different interpretation or method of implementation of an existing law, regulation, decree or provision (each, a “Change”), or promulgates a new law, regulation, decree or provision (each, a “New Provision”), the following shall apply:
(a)	If a Change or a New Provision is more favorable to either of the Parties than the relevant laws, regulations, decrees or provisions in effect on the date this Deed is signed (and the other Parties are not materially and adversely affected thereby), the Parties shall promptly apply to receive the benefits of such Change or New Provision. The Parties shall use their best efforts to cause such application to be approved.

(b)	If, because of such Change or New Provision, the economic benefits of the Parties under this Deed are materially and adversely affected, directly or indirectly, then this Deed shall continue to be implemented in accordance with its original terms. If the adverse effect on the affected Party’s economic interests cannot be resolved pursuant hereto, upon notice by the affected Party to the other Parties, the Parties shall consult promptly and make all such amendments to this Deed as are required to maintain the affected Party’s economic benefits hereunder.
11.3	Amendments. Amendments, modifications and supplements to this Deed must be made by a written agreement signed by each Party or its duly authroized representative(s).

11.4	No assignment. None of the Grantors and the Company shall assign part or all of this Deed without Party A’s prior written consent.

11.5	Entire Agreement. Except as set forth in the following sentence and except for written amendments, supplements or modifications made after the execution of this Deed, this Deed constitutes the entire agreement among the Parties with respect to the subject matter of this Deed and supersedes all prior negotiations, representations and contracts, either oral or written, in respect of the subject matter of this Deed.

11.6	Counterparts. This Deed shall be written in English only and executed in one or more counterparts, each of which will be deemed an original, but which collectively will constitute one and the same instrument.

11.7	Severability. In the event any one or more of the provisions contained in this Deed should be held under any law or regulation to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

11.8	Successors and Assigns. This Deed shall be binding on and inure to the benefit of the respective successors and permitted assigns of the Parties.

11.9	Survival.
(a)	Any obligations arising under this Deed that are accrued or due prior to termination of this Deed shall survive such termination.

(b)	The provisions of Sections 8, 9, 10 and 11 shall survive the termination of this Deed.
11.10	Waiver. Any waiver of the terms and conditions of this Deed may be made by any Party if reduced to writing and signed by all Parties. A Party that in a particular situation waives its/his rights in respect of a breach of contract by any other Party shall not be deemed to have waived its/his rights against any other Party for a similar breach of contract in other situations.

11.11	Expenses. Party A shall bear any and all transfer and registration taxes, fees and expenses incurred by, or imposed on, such Party in connection with the preparation and execution of this Deed and the consummation of the transactions contemplated hereby and thereby according to any applicable law.

11.12	Remedies.
(a)	The Parties acknowledge that damages may not be an adequate remedy for losses incurred by reason of a breach of this Deed. Each Party shall have the right to an injunction or other relief enjoining any breach of this Deed and enforcing specifically the terms and provisions hereof, and each Party hereby waives any and all defenses it/he may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other relief. The existence of this right will not preclude a Party from pursuing any other rights or remedies that it/he may have under law.

(b)	The rights of each Party under this Deed are cumulative and in addition to all other rights or remedies that any Party may otherwise have under law.
11.13	Further Assurances. Each of the Parties agrees to expeditiously execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions and purposes of this Deed.

11.14	No Partnership. Except as expressly provided herein, nothing in this Deed shall constitute or be deemed to constitute a relationship of employer and employee, principal and agent or partnership between the Parties.

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          IN WITNESS WHEREOF, the Parties have entered into this Deed as of the date first above written.

Executed as a Deed by	)	/s/ Robert Yung
Redgate Media Company Ltd.	)
in the presence of: Zhu Ying	)	/s/ Zhu Ying

Executed as a Deed by	)	/s/ Jin Yue
Jin Yue	)
in the presence of: Zhu Ying	)	/s/ Zhu Ying

Executed as a Deed by	)	/s/ Chen Fujun
Chen Fujun	)
in the presence of: Zhu Ying	)	/s/ Zhu Ying

Executed as a Deed by	)	/s/ Corporate Seal

)
in the presence of: Zhu Ying	)	/s/ Zhu Ying